The following is a transcript of the earnings conference call of RAIT Financial Trust, or RAIT, held on July 26, 2012.

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about future financial and operating results and performance, statements about RAIT’s plans, objectives, expectations and intentions with respect to future dividends, operations, products and services; and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of RAIT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of RAIT. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: those discussed and identified in RAIT’s public filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the conference call referenced in this report. All subsequent written and oral forward-looking statements concerning the matters addressed in this report and attributable to RAIT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as may be required by law.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

CORPORATE PARTICIPANTS

Andres Viroslav RAIT Financial Trust — VP, Director, Corporate Communications

Scott Schaeffer RAIT Financial Trust — CEO

Jim Sebra RAIT Financial Trust — CFO & Treasurer

CONFERENCE CALL PARTICIPANTS

Gabriel Poggi FBR Group, Inc. — Analyst

Jason Stewart Compass Point Research & Trading, LLC — Analyst

Brian Gonick Senvest Partners — Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the second-quarter 2012 RAIT Financial Trust earnings conference call. My name is Ann and I will be your coordinator for today’s call. As a reminder, this conference is being recorded for replay purposes.

At this time, all participants are in listen-only mode. (Operator Instructions). We will be facilitating a question-and-answer session following the presentation.

I would now like to turn the presentation over to your host for today’s call Mr. Andres Viroslav, Vice President, Director of Corporate Communications. Please proceed, sir.

Andres Viroslav - RAIT Financial Trust — VP, Director, Corporate Communications

Thanks, Ann, and good morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s second-quarter 2012 financial results. On the call with me today are Scott Schaeffer, Chief Executive Officer, and Jim Sebra, RAITs Chief Financial Officer.

This morning’s call is being webcast on our website at www.raitft.com. There will be a replay of the call available via webcast on our website and telephonically beginning at approximately 11.00 AM Eastern time today. The dial-in for the replay is 888-286-8010 with a confirmation code of 43131737.

Before I turn the call over to Scott, I would like to remind everyone that there may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations.

Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website, www.raitft.com under Investor Relations. RAIT’s other SEC filings are also available through this link.

RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein except as may be required by law.

Now I would like to turn the call over to RAIT’s Chief Executive Officer, Scott Schaeffer. Scott?

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Andres. And thank you all for joining our call today. We are pleased to report solid results for the second quarter as we benefit from growth in both our loan book and owned real estate portfolios. AFFO rose to $0.25 per share, an increase of $0.04 per share on a linked quarter basis. Operating income increased to $6.4 million or 92% from the first quarter and the balance sheet remained stable.

We’ve had strong loan originations during the first half of the year. As expected, we funded over $170 million of new loans during the quarter and $243 million during the first six months of the year. We re-deployed all loan repayments received during the quarter and expect to receive minimal loan repayments during the second half of 2012. Interest income improved and should continue to rise in the third quarter as we receive a full quarter of interest income on the newly funded loans. At this point, all available funds in RAIT CRE CDO II have been deployed and the re-investment period has ended.

Our CMBS loan business is ramping nicely. During the quarter we closed and funded $32 million of small balance CMBS loans and contributed loans into two recent securitizations. Our warehousing agreements with two banking partners enables us to continually close and sell CMBS loans into their securitizations. Having multiple securitizations partners shortens the holding period of our loans, thereby increasing the turnover of our capital and reducing our overall risk. The CMBS pipeline continues to grow as we add to our origination team and, looking forward, we expect to be selling loans every quarter.

Our portfolio of directly held real estate also continues to improve. Rental income as well as occupancy and NOI have increased as we raise rents and lease additional office and retail space. Also, property operating expenses remain stable and actually declined slightly during the second quarter. Multi-family properties remain our favorite property type in this environment and represent the majority of our directly owned portfolio. We remain focused on growing the NOI of the entire portfolio which will increase cash flow and the value of RAIT’s equity investments in these properties. With that overview I’d like to turn the call over to Jim. Jim?

Jim Sebra - RAIT Financial Trust — CFO & Treasurer

Thank you, Scott. The key drivers of our second quarter 2012 financial performance were as follows:

First, asset growth, during the second quarter we had gross loan production of $170 million and payoffs totaling $86 million, resulting in net loan growth of $84 million. This loan growth was the primary contributor to the increase in our interest income of $800,000 on a linked quarter basis. We expect that our interest income will increase in the third quarter as the loans funded in the second quarter have been outstanding for a full quarter.

Second, asset performance. Regarding our loan portfolio, three items of note. First, we converted two loans totaling $25 million to owned real estate. One property is a 229,000 square foot, 79% occupied, office tower in Saint Paul, Minnesota, and the other property is a 64,000 square foot, 87% occupied, retail center located in Round Rock Texas, just north of Austin. These loans were current on their interest, but were in maturity default. We incurred a gain on these transactions as the value of the real estate exceeded our loan basis. Second, our non-accrual loans increased due to an $18 million loan that became delinquent during the second quarter. We expect full recovery from this loan as the property value as it is today exceeds our outstanding loan balance. Non-accrual loans ended the quarter at $74 million, or 6.9% of our outstanding loan balances. At quarter end, we maintained CRE loan loss reserves of approximately $35 million, which are adequate to cover anticipated loan losses in the future. Lastly, our CRE CDOs have continued to perform with good coverage in their OC and IC tests.

With regards to our owned real estate portfolios, we continue to see improvements in the key measures of their performance— occupancy and rental rates. Our portfolio occupancy has increased 85% as of June 30th, up from 83% as of June 30, 2011. This improvement, along with rental rate gains, has increased rental income by approximately $700,000 on a linked quarter basis. Real estate operating expenses were down $300,000 in the second quarter as compared to last quarter. As a result, the net operating income at our owned properties increased to $12 million this quarter. That is a $1 million increase since last quarter and a $4 million increase since the second quarter of 2011.

To further highlight the improvement in our owned real estate performance, let’s look at our multi-family assets, which represent approximately 60% of our owned real estate portfolio. The improvement in their occupancy and performance is even more dramatic. Since the second quarter of 2011, occupancy in our multi-family business has increased to 91%, up from 88%. Average rental rates have increased to $695 per month, up from $673 per month in the second quarter of 2011. Net operating income from the multi-family properties was $7.5 million this quarter, up 41% since the second quarter of 2011.

Our business activities have contributed to an improvement of our reported AFFO of $12 million, or $0.25 per diluted share, during the second quarter. As depicted in our press release, our AFFO has increased year-over-year and on a linked quarter basis. Revenue was higher in the second quarter as compared to last quarter, driven by our asset growth and improved performance at our owned properties. Overall expenses were down predominantly driven by lower real estate operating expenses and lower compensation expenses. Interest expense was also lower this quarter as compared to the first quarter. For the remainder of 2012, we expect additional interest savings of approximately$300,000 per quarter from our CRE CDO hedges as they continue to burn off according to their original terms. We listed our New York office space for sublease and accrued a $1.5 million loss in other expense on a future sublease. As a result, our rent expense will be reduced going forward as well.

We did report a GAAP net loss for the second quarter of $7 million or $0.14 per diluted share. The GAAP net loss was attributable to continued negative changes in the fair value of our various financial instruments. Please remember that the changes in the fair value of our financial instruments related to our consolidated Taberna securitization and are non-cash. As such, our presentation and discussion of AFFO above is more indicative of our financial performance.

Finally, let’s discuss some key statistics with respect to our balance sheet, book value and capital available. During the second quarter, we introduced adjusted book value, or ABV, to help investors understand management’s view of book value. Schedule II of our press release provides a reconciliation between our GAAP book value and our ABV. Our ABV was $6.56 at June 30, 2012 and our GAAP book value was $13.52. From a capital perspective, we ended the quarter with $275 million of capital available for investment. Our capital consists of $44 million of cash on hand and the unused portion of our warehouse lines totaled $231 million as of June 30th.

Scott, this concludes the financial report.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Jim. We have been productive with the capital that we raised in our March offering. We invested approximately $30 million of the proceeds into our core lending business. $15 million went into a bridge loan and the balance was invested into seven CMBS loans. The annualized return on this invested capital is approximately 31%. The CMBS business is a volume business where we will turn our invested capital multiple times per year as we originate and securitize CMBS loans, recover our invested capital, and invest it again.

Going forward, our bridge loan business will be funded through a bank participation program. As you know, many regional banks and insurance companies are having difficulty originating small, well-positioned, good yielding loans. Our program provides these banks and insurance companies with senior loan participations of 50% to 60% LTV that will result in a mid-to-high teens return to RAIT on a retained subordinate loan investment. We are, in effect, creating small mezzanine loans for our balance sheet. As we do this, we’re looking to the past as we had success with this type of program during our pre-CDO period and expect to have success in the future.

I think at this time operator, we’d like to open the call for questions.

QUESTION AND ANSWER

Operator

Okay. (Operator Instructions). And our first question comes from the line of Gabriel Poggi with FBR. Please proceed.

Gabriel Poggi - FBR Group, Inc. — Analyst

Hey, good morning guys.

Scott Schaeffer - RAIT Financial Trust — CEO

Hi, Gabe.

Jim Sebra - RAIT Financial Trust — CFO & Treasurer

Good morning.

Gabriel Poggi - FBR Group, Inc. — Analyst

Very nice job on the quarter and thank you so much for the clarity on the adjusted book value, it’s really helpful. Just a couple of quick questions. Scott, I think I ask you this every quarter, but I’m going to asking it again, can you just give us an update based on the kind of the compression across the curve, is there any change in where you guys can put out money from a bridge lending perspective and kind of where you’re putting money out today relative to a quarter or two quarters ago?

Scott Schaeffer - RAIT Financial Trust — CEO

Gabe, there’s not been any compression, I should say. As you can tell from our release, we had a very active period for bridge loans. We have a strong pipeline looking forward. Loans are being funded in the LIBOR plus 550 to 600 range with floors between 6% and 6.5% depending on the leverage and property type and location. And that’s what we’ve seen for the last six months or so. So we’re not seeing any compression whatsoever.

Gabriel Poggi - FBR Group, Inc. — Analyst

How competitive is that market, I know you guys as you mentioned in your prepared remarks, prior to your CDO days, you guys had a niche business with a significant Rolodex in that area and I assume you guys still have that Rolodex, how competitive is that business right now, just in terms of the scarcity of lenders even just across the board as you mentioned, banks unwilling to go into that market, how competitive from other specialty finance names so to speak?

Scott Schaeffer - RAIT Financial Trust — CEO

It’s competitive at the larger levels. But we’re still – RAIT’s focus has always been on smaller loans and that’s where we stay in the middle market so to speak. If you’re looking at a loan or if we’re looking at the loan in the $25 million to $30 million range, there is a lot of competition. But in the $7 million to $10 million, $12 million range, there is not nearly as much and that’s where we are focusing our efforts. That’s what we’ve always done. We think it fills a more granular portfolio which just leads to safety going forward and that’s our bread and butter and we’re sticking to it.

Gabriel Poggi - FBR Group, Inc. — Analyst

Got you. That’s helpful. One more question if I may. How do you guys think about kind of on go-forward basis, you reported $0.25 of AFFO this quarter. It’s more indicative of kind of the cash on cash return at RAIT relative to the $0.08 payout?

Scott Schaeffer - RAIT Financial Trust — CEO

Good question, Gabe.

Gabriel Poggi - FBR Group, Inc. — Analyst

I’m not pressing, just kind of thinking out over time. You obviously have built in a lot of cushion, which is a good thing.

Scott Schaeffer - RAIT Financial Trust — CEO

We have and RAIT’s come through a period of real turmoil. We are confident and comfortable at the $0.08 level. Obviously we discuss it with our Board every quarter. The operations continue to improve and we believe going forward that there is no reason they won’t improve even more. We’ve stated that the $0.08 that we will not distribute less than $0.08, or that we don’t intend distribute less than $0.08. I am hopeful that as our AFFO and cash flow improve going forward, that the Board will authorize higher dividends. But at this point, it’s reviewed on a quarterly basis and the company’s results, the market, everything is taken into consideration and as we’ve said, we don’t intend to lower it from $0.08, but we will continue it review it and again, hopefully the Board will recognize as results increase, or improve, that we should be increasing the dividend.

Gabriel Poggi - FBR Group, Inc. — Analyst

Great. Thanks so much. Nice job guys.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you.

Operator

And our next question comes from the line Jason Stewart with Compass Point. Please proceed.

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

Hi, good morning.

Scott Schaeffer - RAIT Financial Trust — CEO

Hi Jason.

Jim Sebra - RAIT Financial Trust — CFO & Treasurer

Good morning.

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

On the $275 million of capital available for investment, how do you think about breaking that between the opportunities in CMBS, bridge, mezz?

Scott Schaeffer - RAIT Financial Trust — CEO

Of the $275 million that we did in the first six months of the year, I’m sorry; were you talking about the production or the capital available?

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

The capital available, just thinking about how you would like to allocate it going forward?

Scott Schaeffer - RAIT Financial Trust — CEO

It’s largely allocated through the two warehouse lines for CMBS production. That’s $230 million of the available capital.

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

And I guess if you had a bank signed and you saw an opportunity there, would you shift some of the non-CMBS capital to fund those loans or would you think about getting a different warehouse line? How would we think about that business being funded on a go forward basis?

Scott Schaeffer - RAIT Financial Trust — CEO

The way we are going forward is that we have the warehouse lines for the CMBS business and the participation program or a syndication effort, if you will, will be for the bridge business. We don’t like to leverage mezz because it’s inherently leveraged already. So the bridge business will be funded by selling senior pieces of the loans off to, again as I said, to various banks and smaller insurance companies. That in itself is similar to what we would be doing with the warehouse line.

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

Okay. Are we close — are you close to signing a bank on the participation side, how is that process going?

Scott Schaeffer - RAIT Financial Trust — CEO

We have a number of banks that we are working with and actively showing deals to and we are confident that if we want to move forward because of the credit profile of the opportunity — it works for us that the bank will be there to fund alongside us.

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

Okay. And is the Board’s thinking about the fact that that is the mezz piece if it is participation with the bank on the senior side that you don’t want to lever it, is the Board thinking that the retained capital would be used for that asset? Is that one of the reasons the Board is not thinking?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes.

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

Okay.

Scott Schaeffer - RAIT Financial Trust — CEO

Yes. And again, it’s — these are small — these will be small individual interests. Again, if we are doing an $8 million loan and we are selling off 60% of it, you are talking about $3 million of retained interest. So we can do a fair amount of that with the capital that we have available.

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

That makes perfect sense. And then if you could just give us some more color on the CMBS business and the pipeline, it looked like as is usual in this environment, some transactions slipped quarter-to-quarter. But I think before you talked about a $60 millionish pipeline that was close to closing and if I can add it up, we still have some more that might be closing in the third quarter. Is that right?

Scott Schaeffer - RAIT Financial Trust — CEO

We do. We have a very active pipeline. We closed — this numbers was $32 million in the second quarter. There has been some closing since and we have a very strong pipeline going forward. That business is ramping nicely, as I indicated.

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

And last question then I will jump out. Does the gain on sale margin, I mean, there is obviously 8 points, it seems like it was an anomaly, which is great, it’s a good anomaly to have. On a go forward basis consistently, what should we be thinking about in terms of margin there?

Scott Schaeffer - RAIT Financial Trust — CEO

On the CMBS business, what we are seeing is 2.5 to 3 points on the total loan, of which we have 25% of that loan is our capital and the other 75% is the warehouse line. So on our equity, you can multiply that by three, so you are looking at 10-point business or 9- to 10-point business.

Jason Stewart - Compass Point Research & Trading, LLC — Analyst

On equity, okay, great. Great quarter. And thank you for the disclosure and taking all the questions. I appreciate it.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you.

Operator

And our next question comes from the line of Brian Gonick with Senvest. Please proceed.

Brian Gonick - Senvest Partners — Analyst

Good morning.

Scott Schaeffer - RAIT Financial Trust — CEO

Hi, Brian.

Brian Gonick - Senvest Partners — Analyst

It’s a great quarter. Hi. On the restricted cash, it’s like $100 million now. Is that all — so how much of that is potentially reinvestable into things? I know the reinvestment period is over, but I thought that there was some extension possibilities still, even though the reinvestment period was over.

Scott Schaeffer - RAIT Financial Trust — CEO

The reinvestment period has ended. And of the restricted cash, there is between $50 million and $60 million that is being held for future funding commitments within existing loans. So that is non-interest earnings capital at the moment, but as we fund it, it will be.

Brian Gonick - Senvest Partners — Analyst

And over what period of time does that happen?

Scott Schaeffer - RAIT Financial Trust — CEO

I would — it depends obviously on the borrower because these are for improvements being made to properties and how quickly the borrowers get that done, but I would guess within a year.

Brian Gonick - Senvest Partners — Analyst

Okay. And on the interest expense, I know you had some hedges rolling off. Is there any way you can quantify how much that will continue this year and how much has already rolled off, what sort of savings?

Jim Sebra - RAIT Financial Trust — CFO & Treasurer

Sure. I mean, we are going to — this is Jim. We are going to have about $300,000 of savings per quarter in the third quarter and the fourth quarter of 2012 from the roll off of the hedges.

Brian Gonick - Senvest Partners — Analyst

And how about — anything in the next year?

Jim Sebra - RAIT Financial Trust — CFO & Treasurer

There is some next year. I don’t have the number handy, but there are certainly some — continue to go down next year as well.

Brian Gonick - Senvest Partners — Analyst

Listen, we like to see that the AFFO and the cash flows going forward, and you had put out in an investor presentation recently, your expectations for cash flows this year and next. Has that changed at all?

Jim Sebra - RAIT Financial Trust — CFO & Treasurer

Yes, we are still tracking with those projections.

Brian Gonick - Senvest Partners — Analyst

Great. And in light of that, and sort of following up on the question asked earlier, we think the dividend payout ratio is low and we think that it would be sending a very good signal if you were to increase that, even though, however, modest that might be sequentially each quarter as your cash flows goes higher to support that.

Scott Schaeffer - RAIT Financial Trust — CEO

We hear you Brian. And we understand that, and as I said to Gabe that we will be reviewing it on a quarterly basis with our Board. And we are comfortable with the payout ratio where it is relative to AFFO, so as the AFFO increases, I think it’s fair to assume that the dividend will increase along with it.

Brian Gonick - Senvest Partners — Analyst

Great. And when is the next time that you meet to determine the dividend?

Scott Schaeffer - RAIT Financial Trust — CEO

We meet on a quarterly basis, every quarter.

Brian Gonick - Senvest Partners — Analyst

And so, when do you expect that next dividend announcement date would be?

Scott Schaeffer - RAIT Financial Trust — CEO

Well, usually it’s later of the — late in the second or early in the third month of each quarter.

Brian Gonick - Senvest Partners — Analyst

Great. Okay. Thanks guys.

Scott Schaeffer - RAIT Financial Trust — CEO

You’re welcome.

Operator

Ladies and gentlemen, with no further questions, this concludes today’s question-and-answer session. I would now like to turn the call back over to Mr. Scott Schaeffer for closing remarks.

Scott Schaeffer - RAIT Financial Trust — CEO

Once again, thank you for joining us today. And we look forward to speaking with you again after the end of our third quarter. Thanks.

Operator

Ladies and gentlemen, we thank you for your participation in today’s conference. This concludes the presentation and you may now disconnect. Have a good day.